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                                                                EXHIBIT 10.68


                    AMENDMENT NO. 4 TO EMPLOYMENT AGREEMENT

This agreement, made as of the 20th day of May, 1997 (the effective date), by and between Code Alarm, Inc. a Michigan corporation, (hereinafter referred to as the "Company") and Rand W. Mueller residing at Bloomfield Hills, Michigan (hereinafter referred to as the Executive);

                                   WITNESSETH

WHEREAS, the Executive and the company desire to EXTEND the agreement concerning the terms and conditions of the Executive's employment by the company for a specified term.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the company and the Executive agree as follows:

1.  PARAGRAPH 1 of the agreement is amended and restated as follows:

The company hereby employs the Executive to perform executive services for the company as hereinafter provided and the Executive hereby accepts such employment and agrees to render such services to the company on terms and conditions set forth in this agreement for an employment term commencing the effective date of this agreement and terminating on May 31, 2001, or in accordance with the provisions of paragraph 7 hereof, unless earlier terminated pursuant to paragraph 6 of this agreement. If the Company does not give written notice to the Executive prior to May 31, 1999 that his employment will not be continued after May 31, 2001, then the term of his employment hereunder shall be extended for an additional 12 months to May 31, 2002, and shall annually be extended for additional consecutive 12 month periods unless the Company shall gave given written notice to the Executive at least 24 months prior to the expiration of the then current term of his employment.

2. All other terms of the original and amended Employment Agreement shall remain unchanged.

IN WITNESS WHEREOF, the parties thereto have caused this amendment to be duly accepted and ratified.

                             CODE ALARM, INC.

                             By:   /Craig Camalo
                                 --------------------------
                                 Craig Camalo
                                 Vice President of Finance,
                                 Secretary and Treasurer


                                 /Rand W. Mueller
                                 --------------------------
                                 Rand W. Mueller


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                    AMENDMENT NO. 5 TO EMPLOYMENT AGREEMENT

     This Amendment No. 5 (the "Amendment") to the Employment Agreement dated as of May 29, 1987, as amended, between Code-Alarm, Inc. a Michigan corporation ("Company") and Rand W. Mueller (the "Executive") (the "Employment Agreement") is dated as of October 15, 1997.

                                   Recitals:

     A. The Company and Executive are parties to the Employment Agreement, pursuant to which the Executive is employed by the Company for the consideration stated therein.

     B. The Company and the Executive desire to amend the Compensation and Benefits section of the Agreement as set forth in this Amendment.

     NOW, THEREFORE, the parties agrees that the Employment Agreement is hereby amended as follows:

     1. Paragraph 3 of the Agreement is amended to read in its entirety as follows:

     Commencing on October 1, 1997, and continuing during the Employment Term, Executive shall be paid a salary by Company of $500,000 per annum, payable in monthly installments. During the Employment Term, the Company will provide Executive with the perquisites comparable to those which have been provided to him heretofore as an employee of the Company. Executive shall be entitled to participate in those of the Company's benefit plans for which he is eligible. During the Employment Term, the Company will pay Executive an annual incentive bonus, in addition to his salary, equal to five (5) percent of Operating Income (pre-bonus and pre-interest and pre-taxes) after the first five million dollars ($5,000,000) of Operating Income, as shown by the audited financial statement sent to the shareholders of the Company, payable within sixty (60) days after the end of the calendar year; provided, however, that the Board of Directors of the Company may allow Executive, not more often than quarterly, to draw of up seventy (70) percent of the Executive's projected bonus based upon the year-to-date results of the operations of the Company.

     2. This Amendment shall be governed by and construed in accordance with the laws of the State of Michigan.

     3. In all respects not inconsistent with the terms and provisions of this Amendment, the Employment Agreement is hereby ratified, adopted, approved and confirmed.

     4. All other terms of the original and amended Employment Agreement shall remain unchanged.


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     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.


                                  CODE-ALARM, INC.


                                  By:  /s/ Craig S. Camalo
                                       -----------------------------
                                       Craig S. Camalo
                                       Vice President of Finance,
                                       Secretary and Treasurer



                                  /s/ Rand W. Mueller
                                  -----------------------------------
                                  Rand W. Mueller